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                         AIRCRAFT LEASE AGREEMENT

       THIS AIRCRAFT LEASE AGREEMENT, dated as of October 6, 1993
(together with all supplements, annexes, exhibits and schedules hereto hereinafter referred to as the "Lease"), between General Electric Capital Corporation, with an office at 1415 W. 22nd St., Suite 800, Oak Brook IL 60521 (hereinafter called, together with its successors and assigns, if any, "Lessor") and Conseco Investment Holding Company, a corporation organized and existing under the laws of the State of Delaware with its mailing address and chief place of business at 1209 Orange Street, Wilmington, Delaware 19801 (hereinafter called "Lessee").

                                WITNESSETH:
                                ----------

I.     LEASING:

       (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the aircraft, including the airframe, engines and all appurtenant equipment (together hereinafter the "Aircraft") described in Annex A.

       (b) The obligation of Lessor to purchase the Aircraft from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee hereunder shall be subject to the Commencement Date of the Lease, as that term is hereinafter defined in Section II, occurring on or prior to the Last Delivery Date specified in Annex B, on the representations and warranties of Lessee contained herein being true and accurate as of the Commencement Date and further conditioned on receipt by Lessor, on or prior to the Commencement Date, of each of the following documents in form and substance satisfactory to
Lessor: (i) a copy of this Lease executed by Lessee, (ii) unless Lessor shall have delivered its purchase order for such Aircraft, the Purchase Document(s) Assignment and Consent in the form of Annex G, with copies of the purchase order or other purchase documents attached thereto; (iii) copies of insurance policies or, at Lessor's option, such other evidence of insurance which complies with the requirements of Section IX, (iv) evidence of Lessee's reservation of an N number for the Aircraft together with an assignment of the rights thereto to Lessor; (v) evidence that the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA"); (vi) evidence that FAA counsel has received in escrow the executed bill of sale and AC Form 8050-1 Aircraft Registration Form (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), and an executed duplicate of this Lease all in proper form for filing with the FAA; (vii) resolution of Lessee authorizing this Lease substantially in the form of Annex D; and (viii) such other documents as Lessor may reasonably request. Lessor's obligation to lease the Aircraft hereunder is further conditioned upon (aa) the cost to Lessor of the acquisition of the Aircraft not exceeding the Capitalized Lessor's Cost stated on Annex A; (bb) Lessee's execution and delivery to Lessor of a Certificate of Acceptance in the form of Annex E; and (cc) filing of all necessary documents with, and the acceptance thereof by, the FAA.

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        (c) Lessor hereby appoints Lessee its agent for inspection and acceptance of the Aircraft from the Supplier. Subject to the aforestated conditions, upon execution by Lessee of the Certificate of Acceptance, the Aircraft described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.     TERM, RENT AND PAYMENT:

        (a) The rent ("Rent') payable hereunder and Lessee's right to use the Aircraft shall commence on the date of execution by Lessee of the Certificate of Acceptance ("Commencement Date"). The term ("Term") of this Lease shall commence on the Commencement Date and shall continue, unless earlier terminated pursuant to the provisions hereof, until and including the Expiration Date stated in Annex B. If any term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewal terms, and all provisions of this Lease shall apply during any such extension or renewal terms, except as may be otherwise specifically provided in writing.

        (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of Rent shall be in the amount, payable at such intervals and shall be due in accordance with subsections (c) through (d) hereof and the provisions of Annex B. (Each payment of Rent is
hereinafter referred to as a "Rent Payment'.)   If one or more Advance Rent
is payable, such Advance Rent shall be (i) set forth on Annex B and due in accordance with the provisions of Annex B, and (ii) when received by Lessor, applied to the first Basic Term Rent Payment and the balance, if any, to the final Rent Payment(s), in inverse order of maturity. In no event shall any Advance Rent or any other Rent Payment be refunded to Lessee. If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents (5) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

        (c) For the period from and including the Commencement Date to the Basic Term Commencement Date ("Interim Period") stated in Annex B, Lessee shall pay as Rent ("Interim Rent") for the Aircraft, the product of the Daily Lease Rate Factor stated in Annex B times the Capitalized Lessor's Cost of same stated in Annex A times the number of days in the Interim Period. Interim Rent shall be due on the date stated in Annex B.

        (d) Commencing on the First Basic Rent Date stated in Annex B and thereafter as stated in Annex B (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as Rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor stated in Annex B times the Capitalized Lessor's Cost stated in Annex A.

III. TAXES: Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which
are on or measured by the net income of Lessor.   Lessee shall report (to the
extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Lease (or any rentals or receipts hereunder), Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the Term of this Lease, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called 'Taxes"). Lessee shall (a) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (b) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (c) on all reports or returns show the ownership of the Aircraft by Lessor, and (d) send a copy thereof to Lessor. Lessee shall have the right to contest any Taxes and shall not be required to pay, or cause to be paid, any Taxes, if such payment is being contested diligently, in good faith, and by appropriate proceedings which will prevent foreclosure upon the Aircraft and adequate reserves for the payment of such Taxes have been established by Lessee. Lessor agrees to give Lessee prompt notice of the assessment of any Taxes for which Lessor intends to claim indemnification pursuant to this provision.
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IV.    REPORTS:   Lessee will provide Lessor with the following in writing
within the time periods specified: (a) notice of tax or other lien which attaches to the Aircraft within ten (10) days of Lessee's obtaining knowledge of such attachment and such additional information with respect to the tax or lien forthwith upon request of Lessor; (b) Lessee's balance sheet and profit and loss statement within ninety (90) days of the close of each fiscal year of Lessee, and any further financial information or reports, upon request; (c) notice to Lessor of the Aircraft's location, and, the location of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, immediately upon request;
(d) notice to Lessor of the relocation of the Aircraft's primary hangar location, ten (10) days prior to any relocation; (e) notice of loss or damage to the Aircraft (where the estimated repair costs would exceed 10% of the Aircraft's then fair market value) within ten (10) days of such loss or damage; (f) notice of any accident involving the Aircraft causing personal injury or property damage within ten (10) days of such accident; (g) copies of the insurance policies or other evidence of insurance required by the terms hereof, promptly upon request by Lessor; (h) copies of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, within ten (10) days of such request; (i) a certificate of the authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default, within ten (10) days of such request; (j) such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft, promptly upon request of Lessor; (k) copies of any manufacturer's maintenance service program contract for the airframe or engines, promptly upon request; (1) evidence of Lessee's compliance with FAA airworthiness directives and advisory circulares and of compliance with other maintenance provisions of Section VI hereof and the return provisions of
Section X, upon request of Lessor; and (m) such other reports as Lessor may reasonably request.

V.     DELIVERY, REGISTRATION, USE AND OPERATION:

        (a) The parties acknowledge that this is a lease transaction and the Aircraft shall be delivered directly from the Supplier to Lessee.

        (b) Lessee, at its own cost and expense, shall cause the Aircraft to be duly registered in the name of Lessor under the U.S. Federal Aviation Act and shall not register the Aircraft under the laws of any other country.

       (c) The possession, use and operation of the Aircraft shall be at the sole risk and expense of Lessee. Lessee agrees that the Aircraft will be used and operated in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the use or operation thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will operate the Aircraft predominantly in the conduct of its business and not operate or permit the Aircraft to be operated (i) in a manner wherein the predominance of use during any consecutive twelve month period would be for a purpose other than transportation for Lessee, or in a manner, for any time period, such that Lessor or a third party shall be deemed to have "operational control" of the Aircraft, or (ii) for the carriage of persons or property for hire or the transport of mail or contraband. The Aircraft will, at all times be operated by duly qualified pilots holding at least a valid commercial airman certificate and instrument rating and any other certificate, rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the Federal Aviation Regulations ("FAR'). Pilots shall be employed, paid and contracted for by Lessee, shall meet all recency of flight requirements and shall meet the requirements established and specified by the insurance policies required hereunder and the FAA. The primary hangar location of the Aircraft shall be as stated in Annex B. Lessee shall not relocate the primary hangar location to a hangar location outside the United States.

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       (d) The engines set forth on Annex A shall be used only on the airframe described in Annex A and shall only be removed for maintenance in accordance with the provisions hereof. So long as the Aircraft is predominantly used within the continental United States Lessee may use the Aircraft outside the continental United States provided Lessee shall not operate the Aircraft in, or otherwise permit the Aircraft to go into or over, (i) any area of hostilities, (ii) any country or jurisdiction that does not then maintain full diplomatic relations with the United States of America, (iii) in a communist block country or (iv) any geographic area which is not covered by any insurance policy required under this Lease provided, that any losses, costs, expenses, (including those losses, costs, expenses for which Lessor is indemnified hereunder) incurred as a result of or relating to such use in a non-communist block country shall be Lessee's responsibility and Lessee shall pay such amounts upon written demand by Lessor. In addition, in the event the Aircraft is confiscated by a foreign government for whatever reason and Lessee's insurance company pays the insured amount as required by Section
VIII, IX and XIV hereof, Lessor shall release its interest in the Aircraft.

VI.    MAINTENANCE:

       (a) Lessee agrees that the Aircraft will be maintained in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof.

       (b) Lessee shall maintain, inspect, service, repair; overhaul and test the Aircraft (including each engine of same) in accordance with (i) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all recommended "Service Bulletins" issued, supplied, or available by or through the manufacturer and/or the manufacturer of any engine or part with respect to the Aircraft, and (iii) all airworthiness directives and advisory circulares issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance to such directives or circulares to be completed through corrective modification in lieu of operating manual restrictions. Lessee shall maintain all records, logs and other materials required by the manufacturer thereof for enforcement of any warranties or by the FAA. All maintenance procedures required hereby shall be undertaken and completed in accordance with the manufacturer's recommended procedures, and by properly trained, licensed, and certificated maintenance sources and maintenance personnel, so as to keep the Aircraft and each engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the FAA.

        (c) Lessee agrees, at its own cost and expense, to (i) cause the Aircraft and each engine thereon to be kept numbered with the identification or serial number therefor as specified in Annex A; (ii) prominently display on the Aircraft that N number, and only that N number, specified in Annex A;
(iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA), appearance and coloring of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, coloring or appearance, to restore, upon request of Lessor, the Aircraft to the configuration, coloring or appearance in effect on the Commencement Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration, (iv) affix and maintain inside the Aircraft adjacent to the airworthiness certificate and on each engine a metal nameplate bearing the Aircraft marking specified in
Annex A and such other markings or writings as from time to time may be required by law or otherwise deemed necessary by Lessor in order to protect its title to the Aircraft and its rights hereunder. Lessee will not place the Aircraft in operation or exercise any control or dominion over the same until such Aircraft marking has been placed thereon. Lessee will replace promptly any such Aircraft marking which may be removed, defaced or destroyed.
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        (d) Lessee shall be entitled from time to time during the Term of  this
Lease to acquire and install on the Aircraft at Lessee's expense, any additional accessory, device or equipment as Lessee may desire (each such accessory, device or equipment, an "Addition"), but only so long as such Addition (i) is ancillary to the Aircraft; (ii) is not required to render the Aircraft complete for its intended use by Lessee; (iii) does not alter or impair the originally intended function or use of the Aircraft; and (iv) can be readily removed without causing material damage. Title to each Addition which is not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return. Lessee shall repair all damage to the Aircraft resulting from the installation or removal of any Addition so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

       (e) Any alteration or modification (each an "Alteration") with respect to the Aircraft that may at any time during the Term of this Lease be required to comply with any applicable law or any governmental rule or regulation shall be made at the expense of Lessee. Any repair made by Lessee of or upon the Aircraft or replacement parts, including any replacement engine, installed thereon in the course of repairing or maintaining the Aircraft, or any Alteration required by law or any governmental rule or regulation, shall be deemed an accession, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor.

       (f) Except as permitted under this Section VI, Lessee will not modify the Aircraft or affix or remove any accessory to the Aircraft leased hereunder.

VII.    LIENS, SUBLEASE AND ASSIGNMENT:

       (a) Lessee shall not sell, transfer, assign or encumber the Aircraft, any engine or any part thereof, Lessor's security interest or its rights under this Lease and shall not sublet or part with possession of the Aircraft or any
engine or part thereof or enter into any interchange agreement.   Lessee shall
not permit any engine to be used on any other Aircraft. Lessee shall keep the Aircraft each engine and any part thereof free and clear of all liens and encumbrances other than those which result from (i) the respective rights of Lessor and Lessee as herein provided; (ii) liens arising from the acts of Lessor; (iii) liens for taxes not yet due; and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in Lessor's judgment have been provided Lessor).

       (b) Lessor and any assignee of Lessor may assign this Lease, or any part hereof and/or the Aircraft subject hereto. Lessee hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

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VIII.   LOSS, DAMAGE AND  STIPULATED  LOSS  VALUE:  Lessee hereby assumes and shall bear the entire risk of any loss, theft, confiscation, expropriation, requisition, damage to, or destruction of, the Aircraft, any engine or part
thereof from any cause whatsoever.   Lessee shall promptly and fully notify
Lessor in writing if the Aircraft, or any engine thereto shall be or become worn out, lost, stolen, confiscated, expropriated, requisitioned, destroyed, irreparably damaged or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). In the event that, in the reasonable opinion of Lessor, a Casualty Occurrence has occurred which affects only the engine(s) of the Aircraft, then Lessee, at its own cost and expense, shall replace such engine(s) with an engine(s) acceptable to Lessor and shall cause title to such engine(s) to be transferred to Lessor for lease to Lessee hereunder. Upon transfer of title to Lessor of such engine(s), such engine(s) shall be subject to the terms and conditions of this Lease, and Lessee shall execute whatever documents or filings Lessor deems necessary and appropriate in connection with the substitution of such replacement engine(s) for the original engine(s). In the event that, in the opinion of Lessor, a Casualty Occurrence has occurred in respect to the Aircraft in its entirety, on the Rent Payment Date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (a) the Stipulated Loss Value as set forth in Annex F calculated as of the Rent Payment Date immediately preceding such Casualty Occurrence; and (b) all Rent and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the Term of this Lease as to the Aircraft shall terminate and Lessor shall be entitled to recover possession of the salvage thereof.

IX. INSURANCE: Lessee shall secure and maintain in effect at its own expense throughout the Term hereof insurance against such hazards and for such risks as Lessor may direct. All such insurance shall be with companies satisfactory to Lessor. Without limiting the generality of the foregoing, Lessee shall maintain (a) breach of warranty insurance, (b) liability insurance covering public liability and property, cargo and environmental damage, in amounts not less than fifty (50) million U.S. dollars for any single occurrence, (c) all-risk aircraft hull and engine insurance (including, without limitation, foreign object damage insurance) in an amount which is not less than the then Stipulated Loss Value, and (d) confiscation and war risk insurance. All insurance shall name the Lessor as owner of the Aircraft and as loss payee and additional insured (without responsibility for premiums) and shall provide that any cancellation or substantial change in coverage shall not be effective as to the Lessor for thirty (30) days after receipt by Lessor of written notice from such insurer(s) of such cancellation or change, shall insure Lessor's interest regardless of any breach or violation by Lessee of any warranties, declarations or conditions in such policies, shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, shall waive any right of set-off against Lessee or Lessor, and shall waive any rights of subrogation against Lessor. Such insurance shall be primary and not be subject to any offset by any other insurance carried by Lessor or Lessee. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for and to receive payment of and to execute or endorse all documents, checks or drafts in connection with all policies of insurance in respect of the Aircraft. Any expense of adjusting or collecting insurance proceeds shall be borne by Lessee. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any obligation of Lessee to Lessor hereunder. Any balance remaining shall be retained by Lessor.
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X.     RETURN OF AIRCRAFT:

       (a) Upon the expiration or termination of this Lease and provided
Lessee has not elected to purchase the Aircraft as provided herein, Lessee, at its own expense, will return the Aircraft and shall deliver all logs, manuals and data, including without limitation inspection, modification and overhaul records required to be maintained with respect thereto under this Lease or under the applicable rules and regulations of the FAA and under the manufacturer's recommended maintenance program, along with a currently effective FAA airworthiness certificate to Lessor to any location within the continental United States as Lessor shall direct. Lessee shall, upon request, assign to Lessor its rights under any manufacturer's maintenance service contract or extended warranty for the Aircraft, any engine or part thereof. All expenses for return of the Aircraft and delivery of the aforementioned logs, manuals and data shall be borne by Lessee. The Aircraft shall be returned in the condition in which the Aircraft is required to be maintained pursuant to Section VII hereof, but with all logos or other identifying marks of Lessee removed. Additionally, the Lessee (i) shall have had completed within thirty (30) days prior to return, the next required annual inspection on the Aircraft, and the next periodic inspection on each engine; (ii) shall assure that each engine shall have available operating hours until both the next scheduled "hot section" inspection and next scheduled major overhaul of not less than 50% of the total operating hours respectively available between such hot section inspections or major overhauls; and (iii) shall assure that the airframe shall have at least: (aa) one-half the available operating hours; and (bb) one-half the available operating months until the next scheduled major airframe inspection allowable between major airframe inspections.

       (b) Upon the return of the Aircraft: (i) each fuel tank shall contain the same quantity of fuel as was contained in such tanks when such Aircraft was delivered to Lessee, (which shall be presumed to be 50 percent (50%) of full capacity unless otherwise specified in the purchase order or other purchase documents or, in the case of differences in such quantity, an appropriate adjustment will be made by payment at the then current market price of fuel.

       (c) Upon return of the Aircraft, Lessor shall arrange for the inspection of same within one hundred and twenty (120) days of return to determine if the Aircraft has been maintained and returned in accordance with the provisions hereof. Lessee shall be responsible for the cost of such inspection and shall pay Lessor such amount as additional Rent within ten (10) days of demand for same. In the event that the results of such inspection indicate that the Aircraft, any engine thereto or part thereof, has not been maintained or returned in accordance with the provisions hereof, Lessee shall pay to Lessor within ten (10) days of demand, as liquidated damages, the estimated cost ("Estimated Cost") of servicing or repairing the Aircraft, engine or part.
The Estimated Cost shall be determined by Lessor by obtaining two quotes for such service or repair work and taking the average of same. Lessee shall bear the cost, if any, incurred by Lessor in obtaining such quotes.

       (d) If Lessee fails to return the Aircraft on termination or expiration of the Term, Lessor shall be entitled to damages equal to the higher of (i) the Rent for the Aircraft, pro-rated on a per diem basis, for each day the Aircraft is retained in violation of the provisions hereof; or (ii) the daily fair market rental for the Aircraft at termination or expiration, as applicable. Such damages for retention of the Aircraft after termination or expiration of the Term shall not be interpreted as an extension or reinstatement of the Term.

       (e) If Lessee desires to return the Aircraft, it shall (i) pay to Lessor on the last day of the Basic Term of the Aircraft, in addition to the Basic Term Rent then due on such date and all other sums then due hereunder, an amount equal to 50% of the Capitalized Lessor's Cost of such Aircraft and
(ii) return the Aircraft to Lessor in accordance with this Section X. Thereafter, Lessor and Lessee would arrange for the commercially reasonable
sale, scrap or other disposition of such Aircraft.   Upon the sale, scrap or
other disposition of the Aircraft the net sales proceeds with respect to the Aircraft sold will be paid to Lessor. Lessor shall promptly hereafter pay to Lessee the Reciprocal Amount (as defined in Annex B) of such Aircraft (less all reasonable and documented costs, expenses and fees, including storage, maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Aircraft) plus all net proceeds, if any, of such sale in excess of the Reciprocal Amount of the Aircraft.

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       (f) All of Lessor's rights contained in this Section shall survive the expiration or other termination of this Lease.

Xi. EVENTS OF DEFAULT: The term "Event of Default", wherever used herein, shall mean any of the following events under this Lease, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body: (a) Lessee shall fail to make any payment of Rent within ten (10) days after the same shall become due; or (b) Lessee shall fail to keep in full force and effect insurance required under this Lease; or (c) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Lease) remove, sell, transfer, encumber, part with possession of, assign or sublet the Aircraft, any engine or any part thereof, use the Aircraft for an illegal purpose, or permit the same to occur; or (d) Lessee shall fail to perform or observe any covenant, condition or agreement not included within (a), (b) or (c) above which is required to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in connection herewith, and such failure shall continue for twenty (20) days after written notice thereof from Lessor to Lessee; or (e) any representation or warranty made by Lessee in this Lease or any agreement, document or certificate delivered by Lessee in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect when any such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or (f) Lessee shall generally fail to pay its debts as they become due or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of Lessee's obligations hereunder) providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or (g) a petition is filed against Lessee in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder in each case), as now or hereafter in effect, and is not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder in each case) providing for reorganization or liquidation of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or (h) Lessee breaches or is in default under any other agreement by and between Lessor and Lessee; (i) there is a material adverse change in the financial condition of Lessee from the time of execution hereof.

II.    REMEDIES:

        (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, at any time, thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect: (i) demand that Lessee forthwith pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Aircraft, computed as of the Basic Rent Date immediately preceding such demand together with all Rent and other amounts due and payable for all periods up to and including the Basic Rent
Date following the date on which Lessor made its demand for liquidated damages; (ii) demand that Lessee pay all amounts due for failure to maintain or return the Aircraft as provided herein and cause Lessee to assign to Lessor Lessee's rights under any manufacturer's service program contract or any extended warranty contract in force for the Aircraft; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by Lessee of the applicable covenants of this Lease or to recover damages for breach hereof; (iv) by notice in writing terminate this Lease, whereupon all rights of Lessee to use of the Aircraft or any part thereof shall absolutely cease and terminate, and Lessee shall forthwith return the Aircraft in accordance with Section X, but Lessee shall remain liable as provided in Section X; (v) request Lessee to return the Aircraft to a designated location in accordance with Section X; (vi) enter the premises, with or without legal process, where the Aircraft is believed to be and take possession thereof; (vii) sell or otherwise dispose of the Aircraft at private or public sale, in bulk or in parcels, with or without notice, and without having the Aircraft present at the place of sale; (viii) lease or keep idle all or part of the Aircraft; (ix) use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs; (x) collect from Lessee all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; (xi) in the case of a failure of Lessee to comply with any provision of this Lease, Lessor may effect such compliance, in whole or in part, and collect from Lessee as additional Rent, all monies spent and expenses incurred or assumed by Lessor in effecting such compliance; and/or (xii) declare any default under the terms of this Lease to be a default under any other agreement between Lessor and Lessee, except those agreements by and between Lessor and Lessee.

        (b) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute.

        (c) Lessor shall have the right to any proceeds of sale, lease or other disposition of the Aircraft, if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in enforcing its rights hereunder or in taking, removing, holding, repairing, selling, leasing or otherwise disposing of the Aircraft; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor.

        (d) Waiver of any default shall not be a waiver of any other or subsequent default. Lessor's effecting compliance in accordance with sub-section (a)(xi) hereof shall not constitute a waiver of an Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for in this Lease.

XIII. NET LEASE; NO SET-OFF, ETC: This Lease is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and
unconditional.   Lessee shall not be entitled to any abatement or reduction of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Lease or otherwise. Nor shall this Lease terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, the Aircraft from whatsoever cause. It is the intention of the parties that Rent and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV.    INDEMNIFICATION:

       (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Aircraft, the ownership of Aircraft during the Term of this Lease, and the delivery, lease, possession, maintenance, use, condition, return or operation of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement), or (ii) the condition of the Aircraft sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing. At all times Lessee shall have the right to defend any actions based on or arising out of the foregoing, provided that Lessee has indemnified Lessor as provided for herein.

      (b) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Lease and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XV. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND THAT IT IS LEASING THE AIRCRAFT IN AN "AS IS" CONDITION. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER OR ANY COMPONENT THEREOF, OR ANY ENGINE INSTALLED THEREON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO CONDITION, AIRWORTHINESS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor
(i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Aircraft or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Aircraft.
If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the Term to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVI. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and at all times during the Term hereof:

       (a) Lessee has adequate power and capacity to enter into, and perform under, this Lease and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Aircraft is or is to have its primary hangar location.

       (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

       (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

       (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Aircraft pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Lease) to which Lessee is a party.

        (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease.

        (f) The Aircraft is and will remain tangible personal property.

        (g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles as to consolidated financial statements of Conseco, Inc. and in accordance with statutory accounting principles as to the financial statements of its individual insurance subsidiaries, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change.

        (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Lease) and Lessee is and will continue to be a "Citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act. Lessee shall not consolidate or reorganize or sell, convey, transfer or lease all or substantially all of its property during the Term hereof.

        (i) The chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at the address set forth above, and Lessee agrees to give Lessor prior written notice of any relocation of said chief executive office or chief place of business from its present location.

        (i) A copy of this Lease, and a current and valid AC Form 8050-1 will be kept on the Aircraft at all times during the Term of this Lease.

        (k) Lessee has selected the Aircraft, manufacturer and vendor thereof, and all maintenance facilities required hereby.

        (1) Lessee shall maintain all logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and engines and their maintenance during the Term in accordance with FAA rules and regulations.

        (m) Lessee shall not operate the Aircraft under Part 135 of the Federal Aviation Regulations without the prior written approval of Lessor.

XVII.  OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:

            (a) For income tax purposes, Lessor will treat Lessee as the owner of the Aircraft. Accordingly, Lessor will not claim any tax benefits available to an owner of the Aircraft.

            (b) Lessee hereby grants to Lessor a first security interest in the Aircraft, together with all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of the Aircraft and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder.

           (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that this Lease is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Lease, in no event shall this Lease require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

XVIII. PURCHASE OPTION: Provided that no default shall have occurred and be continuing and unless Lessee has exercised its option to return the Aircraft in accordance with Section X above, on the first Termination Date or any Rent Payment Date thereafter (the "Termination Date") Lessee shall have the option, upon at least ninety (90) days but not more than one hundred eighty (180) days prior written notice to Lessor, to purchase the Aircraft for the Termination Value as provided in Annex F. Lessee shall pay to Lessor in cash the Termination Value for the Aircraft (calculated as of the rental due on the Termination Date) together with all rent and other sums then due and unpaid as of the Termination Date, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this Section XVIII, Lessor will transfer, without recourse or warranty (except that Lessor shall represent and warrant that it has whatever title Lessee conveyed to it subject to any liens, claims or encumbrances required to be removed by Lessee pursuant to the terms of the Lease) all of Lessor's right, title and interest in and to the Aircraft. Except as specified in the preceding sentence with respect to title, Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Aircraft and other matters.

XIX.    MISCELLANEOUS:

       (a) Any cancellation or termination by Lessor, pursuant to the provisions of this Lease, or any supplement or amendment hereto, or the lease of any Aircraft hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Aircraft shall at all times remain personal property of Lessee regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

       (b) Time is of the essence of this Lease. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if delivered in hand or sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Lease and any Annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and all Annexes referenced herein are incorporated herein by reference. NO VARIATION OR MODIFICATION OF THIS LEASE OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

       (c) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Lease which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

        (d) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED
BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        (e) The parties agree that this Lease shall be governed by and construed in accordance with the laws of the State of Delaware.

XX.     TRUTH-IN-LEASING:

        (a) LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

        (b) LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

        (c) LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                    LESSEE:

General Electric Capital Corporation      Conseco Investment Holding Company

By: /s/ RON G. ELIASON                     By:    /s/ MARK A. FERRUCI
    ------------------------                    --------------------------
Title: Region Credit Manager               Title:   PRESIDENT

                                    ANNEX A

        Description of Aircraft, Lessor's Cost, and Aircraft Markings

I.            Description                                Value

  1993 Falcon, Model 900B Aircraft                   $24,641,400.00
  which consists of the following components:

  (a) Airframe bearing FAA Registration Mark
  482FJ* and Manufacturer's Serial No. 127,

  (b) Garrett Model TFE-731-5B engines bearing
  Manufacturer's Serial Nos. P101172C (left engine), P101175C (right engine) and P101183C
  (center engine), (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower);

  (c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and set forth hereinafter: SEE EXHIBIT 1 ATTACHED
   HERETO AND MADE A PART HEREOF

  (d) Those items of Lessee Furnished Equipment described in a bill of sale or bills of sale therefor (copies of which are appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft;

  (e) Sales Tax
                             Capitalized Lessor's Cost $24,641,400.00

II.  Aircraft Markings (referenced in Section VI of Lease)

  (a) Four-by-six inch plaque to be
  maintained in cockpit and affixed in
  conspicuous position stating:

     GENERAL ELECTRIC CAPITAL CORPORATION
     Owner and Lessor.  Conseco Investment
     Holding Company, Lessee under a
     certain Lease dated as of October
     1993, has operational control of this
     aircraft.

  (b)  Similar markings shall be
  permanently affixed to each engine.

* Lessee acknowledges that this FAA Registration Number will be replaced with a new mark of N654CN and will give prompt notice to Lessee once this mark is installed.

                                         EXHIBIT I
                                            TO
                                          ANNEX A
                                    AIRCRAFT DESCRIPTION

One (1) 1993 Falcon Model 900B, serial number 127 powered by three (3) Garrett Model TFE-731-5B, engine serial numbers: P101172C (left engine), P101175C (right engine) and P101183C (center engine), FAA registration number 482FJ*

APU Make:       Garrett GTCP36-15OF

                                          Avionics

        FDS:

        Comm:    Dual Collins VHF-22A
        Nav:     Dual Collins VIR-32, VOR/ILS/MARKER
        ADF:     Dual Collins ADF-60B
        DME:     Dual Collins DME-42
        Radar:   One (1) each Honeywell Primus 870 Radar, with multi-function display & second controller
        Transponder:                           Dual Collins TDR-94D Model S
Transponder
        Auto Pilot: Dual Honeywell SPZ 8000 Flight Control System
        Flitefone: Global Wulfsberg Flitefone VI with four cabin control units Radio Alt: One (1) each Honeywell AA-300 Radio Altimeter System VLF-NAV:
        H/F:     Dual King HKF-950, One (1) each Coltech CSD-714 Selcal Decoder








* Lessee acknowledges that this FAA Registration Number will be replaced with a new mark of N654CN and will give prompt notice to Lessor once this mark is installed.

                                       ANNEX B

                                   Financial Terms

                           (120 - month Basic Lease Term)

Basic Term Commencement Date:              October 6, 1993

Basic Term:                                One Hundred Twenty months

Advance Rent:                              (a) Amount:   N/A
                                           (b) Due Date: N/A

First Basic Rent Date:                     January  6, 1994

Basic Rent Dates:                          Quarterly in Arrears (January 6th,
                                           April 6th, July 6th and October 6th)

First Termination  Date:                   October  6, 1998

Last Basic Rent Date:                      October  6, 2003

Expiration Date:                           October  6, 2003

Basic Term Lease Rate Factor:              2.5426%


Primary Hangar Location:                   Indianapolis International Airport
                                           Indianapolis, IN

Last Delivery Date:                        October 5, 1993

Reciprocal Amount                          20% of Capitalized Lessor's Cost

                                     ANNEX F

                      Stipulated Loss and Termination Values

       The Stipulated Loss and Termination Value of the Aircraft shall be the percentage of Capitalized Lessor's Cost of the Aircraft* set forth opposite the applicable rent payment.

                    *Capitalized Lessor's Cost $24,641,400.00.

           Basic Rent                Termination/Stipulated Loss
          Payment Number                          Value
        Basic Term
         1                                   104.1075%
         2                                   103.2003
         3                                   102.2782
         4                                   101.3408
         5                                   100.3879
         6                                    99.4194
         7                                    98.4348
         8                                    97.4340
         9                                    96.4167
        10                                    95.3826
        11                                    94.3315
        12                                    93.2630
        13                                    91.1768
        14                                    90.0728
        15                                    88.9505
        16                                    87.8097
        17                                    85.6501
        18                                    84.4714
        19                                    83.2732
        20                                    82.0552
        21                                    77.8171
        22                                    76.5587
        23                                    75.2794
        24                                    73.9790
        25                                    72.6572
        26                                    71.3136
        27                                    69.9478
        28                                    68.5595
        29                                    67.1482
        30                                    65.7137
        31                                    64.2555
        32                                    62.7733
        33                                    61.2665
        34                                    59.7350
        35                                    58.1781
        36                                    56.5956
        37                                    54.9869
        38                                    53.3518
        39                                    51.6896
        40                                    50.0000

                                   ANNEX H

                                  TERMINATION

     (a) On any quarterly payment date after month sixty (60) (the "Termination Date"), Lessee may, so long as no default exists hereunder, terminate this Lease, upon at least ninety (90) days but not more than one hundred eighty (180) days prior written notice to Lessor effective on the Termination Date specified in such notice.

     (b) Prior to the Termination Date, Lessee shall, and Lessor may, solicit cash bids for the aircraft on an AS IS, WHERE IS, basis without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Lessee shall certify to Lessor any bids received by Lessee during this period. The Lessor or its agents will be permitted to bid on the aircraft.

     (c) Lessor shall on or after the Termination Date, (herein after the "Sale Date"), sell the Aircraft on an AS IS BASIS for cash to the highest bidder. Lessee and Lessor acknowledge that should the proceeds of such sale (net of any related expenses of Lessor or its agents) be less than the "Termination Value" (as described in Annex F the "Stipulated Loss and Termination Value Table"), then Lessee shall immediately pay to Lessor on the Sale Date, a rental adjustment equal to the difference between the Sales Price and the Termination Value (herein after the "Rental Adjustment"). Such adjustment shall be paid in immediately available funds to the Lessor. Any proceeds of such sale (net of any related expenses of Lessor or its agents) in excess of the Termination Value shall be paid to the Lessee. Additionally, if Lessor performs the customary services of a broker in facilitating such sale, Lessee agrees to pay to Lessor on the Sale Date, a brokerage fee (the "Brokerage Fee") for the sale. Such fee amount shall be determined by Lessor but shall not exceed the then fair market value amount for similar aircraft brokerage services.

      GENERAL ELECTRIC CAPITAL CORPORATION

                             SUBLEASE CONSENT AGREEMENT


      THIS SUBLEASE CONSENT AGREEMENT is made and entered into this 6th day of October, 1993, (the "Sublease Consent") by and among General Electric Capital Corporation ("Lessor"), Conseco Investment Holding Company ("Lessee") and Conseco, Inc. ("Sublessee").

                                       RECITALS

A. Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement (the "Agreement") dated as of October 6, 1993 relating to that certain aircraft (the "Aircraft") more particularly described in Annex A thereto (the "Schedule").

B. Lessee wishes to sublease the Aircraft to Conseco, Inc. ("Sublessee") under that certain Sublease Agreement (the "Sublease") attached hereto as Exhibit A.

C. The Agreement and Schedule, copies of which are attached hereto as Exhibit B, are hereafter referred to together as the "Lease". All capitalized terms used herein shall have the meanings set forth in the Lease.

D. The Lease prohibits the subleasing of the Aircraft without Lessor's consent and Lessee and Sublessee desire Lessor to consent to the sublease of the Aircraft to said Sublessee.

      NOW THEREFORE, in consideration of the promises and the premises herein contained, the parties hereto agree as follows:

      1. The Lessee hereby acknowledges that it continues to be obligated and bound by the terms, covenants, conditions, warranties and representations of the Lease, (including, but not limited to, the indemnity obligations, obligation to pay Rent, and impositions resulting from relocation under the Sublease) notwithstanding any delegation of duties under the Sublease.

      2. Notwithstanding anything to the contrary contained in the Sublease, the Sublessee hereby acknowledges that its possession of the Aircraft is subject to the terms and provisions of the Lease and further, that its rights and privileges to the Aircraft pursuant to the Sublease are subject and subordinate to the title and rights of the Lessor under such Lease. Accordingly, Sublessee agrees that the Sublease may be terminated by the Lessor upon the occurrence of a default under the Lease by the Lessee or upon the occurrence of a default under the Sublease by the Lessee or the Sublessee. The Sublessee hereby agrees and waives its rights to raise any defenses or claims, whether existing or future, arising out of the Sublease against Lessor, its successors or assigns and Sublessee agrees that it still not look to Lessor to perform any of the duties of the Lessee under the Sublease including but not limited to the furnishing of maintenance, repairs, service or insurance. The Sublessee hereby adopts, restates and ratifies the representations, warranties and indemnifications of the Lessee to Lessor contained in Section
XV Indemnification of such Lease and Sublessee agrees to be liable, jointly and severally, with Lessee for such amounts as are determined pursuant to Section XV of the Lease to the same extent as if both Sublessee and Lessee had made such representations, warranties and indemnifications under the Lease. These representations, warranties and indemnifications shall be binding upon the Sublessee, its successors and assigns and the benefits thereof shall extend to and include the successors and assigns of Lessor. Sublessee shall not use, or allow to be used, the Aircraft outside the continental United States except as otherwise provided in the Agreement. All of Lessor's rights, privileges and indemnities contained in this paragraph 2 shall survive the expiration or other termination of the Lease, Sublease or this Sublease Consent.

     3. In the event of (i) a default by Lessee under the Lease, or (ii) a failure by Lessee to fulfill its obligations under the Sublease, and provided there is no default by Sublessee under the Sublease, Sublessee shall have the following options:

         (a) to assume the obligations of Lessee under the Lease, including but not limited to curing all past-due payments and any other default thereunder, and upon such assumption Lessee agrees that Sublessee shall have no further obligations to Lessee under the Sublease;

         (b) to purchase the Aircraft from Lessor at the greater of (i) the Fair Market Value, or (ii) the Stipulated Loss Value determined as of the date of such default or failure as provided in the Lease; or

         (c) to pay Lessor the Termination Value determined as of the date of such default or failure as provided in the Lease.

         Upon the payment by Sublessee of any amount specified in subparagraphs (a), (b) or (c) hereof the Lessor, Lessee agrees that Sublessee shall have no further obligations to Lessee under the Sublease.

         Sublessee shall inform Lessor of any failure by Lessee to fulfill its obligations under the Sublease. Within ten (10) days after such notice, or after Lessor notifies Sublessee of Lessee's default under the Lease, Sublessee shall inform Lessor as to which of the above options it elects. If Sublessee fails to so inform Lessor, or if Sublessee is in default under the Sublease, Lessor may, at is option, exercise any or all of its rights and remedies under the Lease and hereunder.

     4. Lessee and Sublessee represent and warrant that Sublessee is not a tax exempt entity and the use by and sublease of the Aircraft to Sublessee shall not result in any loss of tax benefits to Lessor contemplated by the Lease.

      5. Lessee and Sublessee further represent and warrant to Lessor that: the Sublease is genuine and represents a valid and binding contract; all names, addresses, dates, signatures and other statements and facts contained therein are true and correct; the Sublease is and will be enforceable according to its terms; the Sublease is and will be free from any liens, set-offs, counterclaims and other defenses; Lessee has the right to assign the Sublease; and this Sublease Consent conveys good title thereto, free and clear of any other liens and encumbrances whatsoever.

Sublessee, its successors and assigns and the benefits thereof shall extend to and include the successors and assigns of Lessor. All of Lessor's rights, privileges and indemnities contained in this Sublease Consent shall survive the expiration or other termination of the Lease, Sublease or this Sublease Consent.

    7. NEITHER LESSEE NOR SUBLESSEE MAY (a) SELL OR OFFER FOR SALE THE AIRCRAFT OR (b) SUBLEASE THE AIRCRAFT TO ANY THIRD PARTY WITHOUT THE PRIOR WRITTEN CONSENT OR LESSOR.

    8. The Sublease shall expire and control of the Aircraft will be returned to Lessee on or before the expiration of the Lease unless the purchase option or early termination option, if any, in the Lease is exercised pursuant to the terms of the Lease.

    9. Lessee hereby gives, grants, assigns, transfers, pledges and hypothecates unto Lessor, as security for the performance of its obligations under the Lease, all of the right, title and interest of Lessee in and to (a) the Sublease, (b) all rentals and all other amounts, including but not limited to all amounts payable due to Sublessee's early termination of the Sublease, due under the Sublease, (c) any and all proceeds of insurance required by the
Sublease and (d) all products and proceeds of the foregoing.   In furtherance
of the foregoing grant of a security interest, Lessee and Sublessee agree to execute any financing statements or other documents as required by Lessor necessary for perfecting the interest of Lessor. Lessee and Sublessee further agree to deliver to Lessor all executed original counterparts of the Sublease covering the Aircraft (excluding those which have been marked to indicate they are not the original).

    10. After default by Lessee or Sublessee under the Lease, the Sublease or this Sublease Consent, Lessor may at it option exercise one or more the following remedies in addition to any remedies it may have under the Lease:
(a) Lessor may notify Sublessee to make all payments of rent and any other payments directly to Lessor and, upon such notice, Sublessee shall make all such rent and other payments directly to Lessor, and in such event Lessee agrees not to collect said payments thereafter; (Lessor may enforce, modify or terminate the Sublease; (c) Lessor may at any time from time to time sell the Sublease in whole or in part, for cash or on time, at public or private sale; such sales to be held at the same or different times and places than the sale or other disposition of the Aircraft and to include or not include the Aircraft at Lessor's sole discretion; and (d) to exercise any other remedy available to it pursuant to applicable law or available to Lessee under the Sublease. All rights granted hereunder shall be cumulative and not alternative, shall be in addition to, and shall in no manner impair or affect, Lessor's rights under the Lease or any other agreement, statute or rule of law.

     11. Sublessee specifically acknowledges and agrees that, notwithstanding anything to the contrary in the Sublease, LESSOR HAS NOT MADE NOR SHALL BE DEEMED TO HAVE MADE OR TO MAKE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN, THE AIRCRAFT OR ANY COMPONENT THEREOF DELIVERED TO LESSEE OR SUBLESSEE HEREUNDER, AND LESSOR DOES NOT MAKE ANY WARRANTY OR MERCHANTABILITY OR FITNESS OF THE AIRCRAFT OR ANY COMPONENT THEREOF FOR ANY PARTICULAR PURPOSE OR AS TO TITLE TO THE UNITS OR ANY COMPONENT THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY UNIT OR ANY COMPONENT THEREOF (EITHER UPON DELIVERY THEREOF TO THE LESSOR OR OTHERWISE).

     12. Nothing contained herein or in the Sublease shall operate to excuse Lessee from any of its obligations under the Lease. Lessor shall have no duty to enforce Sublessee's performance under the Sublease.

     13. Lessee and Sublessee shall notify Lessor of the location of the Aircraft upon Lessor's request.

     14. Sublessee is an aircraft user and not a broker or seller of aircraft. The Sublease shall meet all applicable requirements of state and federal laws. including, without limitation, the Federal Aviation Act of 1958, as amended and the regulations issued pursuant thereto and shall be filed, as appropriate, with the Federal Aviation Administration.

     15. If any provision hereof shall be determined to be unenforceable, the same shall be deemed stricken, but the remainder of this Sublease Consent shall remain in full force and effect and shall be construed to effectuate the intent of the parties as set forth herein. Lessor's failure at any time to require strict performance by Lessee or Sublessee of any provision hereof require strict performance by Lessee or Sublessee of any provision hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance with that or any other provision.

     16. Any modification hereof and any waiver of any of the provisions hereof shall not be valid unless in writing and signed by an authorized representative of the parties hereto.

     17. The parties agree that this Sublease Consent shall be governed by and construed in accordance with the laws of the State of Indiana.


LESSEE:                                SUBLESSEE:

Conseco Investment Holding Company     Conseco, Inc.

By:   /s/ MARK A. FERRUCCI             By: /s/ LAWRENCE W. INLOW
     -------------------------             -----------------------
Its: PRESIDENT                         Its:  EXECUTIVE VICE PRESIDENT

     By execution hereof, consent is hereby granted for the subleasing of the Aircraft to the Sublessee. Consent is hereby granted to the relocation of the Aircraft to the locations) specified in Exhibit C.

                                  LESSOR:

                                  General Electric Capital Corporation

                                  Title:

                                  Date:   10/6/93
                                          -----------------------

                         SUBLEASE  AGREEMENT

     This Lease, by and between CONSECO INVESTMENT HOLDING COMPANY, a Delaware corporation, 1209 Orange Street, Wilmington, Delaware 19801 ("Lessor") and CONSECO, INC., a corporation organized and existing under the laws of the State of Indiana with its residence, mailing address and principal place of business at 11825 N. Pennsylvania Street, Carmel, Indiana 46032 ("Lessee"), has been made and entered into to be effective as of the 6th day of October, 1993.


                   TERMS AND CONDITIONS OF LEASE

     For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:
           1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases and hires from Lessor, the aircraft and related machinery, equipment and other property described in Schedule A attached hereto and made a part hereof. All machinery, equipment and other property described in Schedule A is, with all replacement parts, repairs, additions and accessories incorporated therein and/or affixed thereto, collectively called "Equipment." Where reference is made herein to this "Lease" it shall be deemed to include the terms and conditions set forth in the Lease and the Schedules attached hereto.

           2. TERM. The term of this Lease with respect to the Equipment shall commence on the first date specified in Schedule B attached hereto and shall end upon full performance and observance of each and every term, condition and covenant set forth in this Lease, and any extensions thereof, including but not limited to, any extension caused by Lessee's continued possession of the Equipment after the term shown on Schedule B, or any renewal thereof, whether with Lessor's consent or otherwise. Termination of this Lease prior to the term established for the Equipment at commencement shall be solely at the discretion of Lessor, and on such terms as Lessor may from time to time specify in its sole discretion, including the amount of, and manner of calculation of, any premature termination payment.

           3. RENT. The rent for the Equipment shall be the amount designated in Schedule B ("Rent"), and shall be due and payable on the dates set forth therein. Lessee shall pay Lessor Rent at the office of Lessor or its assigns, or to such other person and/or at such other place as Lessor may from time to time designate in writing.

          4. DELIVERY. The Equipment shall be delivered to the Indianapolis International Airport as the primary hangar location of the Equipment and such location shall not thereafter be changed without the written consent of Lessor. In the event that the Equipment shall not be delivered within ninety (90) days after the date of this Lease, Lessor shall have the option at any time thereafter to terminate this Lease and all Lessor's obligations hereunder upon written notice to Lessee.

          5. WARRANTIES. LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, MAKE NO EXPRESS OR IMPLIED WARRANTY (OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO: THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE;
THE DESIGN OR CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT; OR LATENT DEFECTS. Lessee will be subrogated to Lessor's claims, if any, against the manufacturer or supplier of the Equipment for breach of any warranty or representation and, upon written request from Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any such warranty, express or implied, issued on or applicable to any of the Equipment, which is enforceable by Lessor in its own name, provided, however, that (a) Lessee is not in default under this Lease and
(b) Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses in connection therewith. Notwithstanding the foregoing, Lessee's obligations to pay the Rent under this Lease shall be and are absolute and unconditional. All proceeds of any such warranty recovery from the manufacturer or supplier of the Equipment shall first be used to repair the affected Equipment to Lessor's satisfaction.

           6. USE. Lessee shall possess and use the Equipment in conformity with all national, state, municipal, police and other laws, ordinances and regulations relating to the possession, use or maintenance of such Equipment, and in conformity with any insurance policies and any warranties of the manufacturer of the Equipment.

           7. EQUIPMENT IDENTIFICATION. If at any time during the term hereof Lessor supplies Lessee with labels, plates or other markings stating that the Equipment is owned by Lessor, Lessee
shall  affix  and  keep  the  same  in  a  prominent  place   on   the
Equipment.

           8. LESSEE'S INSPECTION. Lessee shall inspect the Equipment within forty-eight (48) hours after receipt and installation thereof.
Unless Lessee within said period of time gives written notice to Lessor, specifying any defect in or other proper objection to the Equipment or its installations Lessee agrees that it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledged that the Equipment is in good condition and repair, and that Lessee is satisfied with and has accepted the Equipment in such good condition and repair.

           9.   LESSOR'S INSPECTION.    At any time during normal business
hours, Lessor shall have the right to enter into and upon the premises where the Equipment may be located for the purpose of inspecting it or observing its; use. Lessee shall give Lessor immediate notice of any attachment or other judicial process affecting any item of Equipment.

           10. MAINTENANCE AND REPAIRS. Lessee shall, at its expense, maintain and repair each item of Equipment and shall keep it in good mechanical condition and working order. Lessee shall not be responsible for normal wear
and tear.   If the Equipment shall consist of computer or electronic devices or machinery, or of devices related thereto, Lessee shall at its expense maintain and upgrade such devices in accordance with the manufacturer's suggestions and directions.

           11.   ALTERATIONS AND ADDITIONS.   Without the prior written
consent of Lessor, Lessee shall make no alternations, additions, improvements
or attachments with respect to any item of Equipment.   All alterations,
additions, attachments, improvements, accessories and repairs at any time made or placed upon the Equipment shall become part of the Equipment and shall be property of Lessor.

           12. TITLE; SECURITY INTEREST. The Lessee shall have no right, title or interest therein except as expressly set forth in this Lease. Lessee, at its expense, will keep the Equipment free and clear from any and all claims, liens, encumbrances and legal processes. Lessor assumes no liability and makes no representation as to the treatment by Lessee of this Lease, the Equipment or the rental payments for financial statement or tax purposes.

           All items of Equipment shall at all times be and remain personal property.

           If for any purpose, this Lease shall be construed to be a financing transaction, Lessee hereby grants, pledges and assigns Lessor a security interest in the Equipment to secure all of Rent and other sums due or to become due under this Lease. The interest so granted shall be in addition to any interest granted in other property to secure the rent and shall encompass the Lessee's interest on the Equipment as owner, co-owner, lessee, consignee, secured party, whether now owned or existing or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all replacement and repair parts therefor, all negotiable documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds and proceeds arising in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority).

           13. RISK OF LOSS. All risk of loss, damage, theft or destruction to each item of equipment shall be borne by the Lessee. No such loss, damage, theft or destruction of the Equipment, in whole or in part, shall impair the obligations of Lessee under this Lease, all of which shall continue in full force and effect; and Lessee, upon Lessor's approval, shall either (a) place the affected Equipment in good repair, condition and working order or (b) replace the same with like Equipment in repair, condition and working order or
(c) pay the Lessor an amount equal to all unpaid rent and other indebtedness due and to become due under this Lease with respect to the affected Equipment, together with the anticipated fair market value of the Equipment at the end of the Lease Term and together with interest on such sum at the Prime

Commercial Rate of The INB National Bank ("Bank") from the date of loss until receipt of payment. As used in this Lease, "Prime Commercial Rate" shall mean the rate established by the Bank from time to time based upon its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate, which rate shall automatically change, without notice to Lessee, with each change in the Prime Commercial Rate. After compliance with the foregoing to Lessor's satisfaction, and provided Lessee is not in default under this Lease, Lessee shall be subrogated to Lessor's rights with respect to any insurance policies or claims for reimbursement by others with respect to such loss, damage, theft or destruction.

           14. FINANCIAL STATEMENTS AND FURTHER ASSURANCES; LESSEE'S WARRANTIES. Unless otherwise agreed, Lessee shall deliver to the Lessor the following: (a) within ninety (90) days of the end of Lessee's fiscal year, an audited financial statement prepared by independent accountants satisfactory to the Lessor, containing a balance sheet and statements of income and surplus, together with any management letters prepared by such accountants;
and (b) at the request of Lessor, such other monthly or quarterly information as Lessor may, from time to time, reasonably require. Lessee hereby represents and warrants to Lessor that all credit and financial information furnished to Lessor in connection with this Lease is true and accurate in every respect.

          15. RETURN OF EQUIPMENT. Unless Lessee shall have duly exercised a renewal or purchase option, upon the expiration or earlier termination of this Lease, Lessee shall return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering the Equipment at Lessee's cost and expense to such place as Lessor shall specify.

          16. INSURANCE. Lessee shall keep the Equipment insured against all risks of loss or damages from every cause whatsoever for not less than the replacement value thereof as determined by Lessor and shall carry public liability, and property damage insurance coverage the Equipment. All said insurance shall be in form and amount, and from an insurer, suitable to Lessor, and shall name Lessor as loss payee under physical damage coverage as its interests may appear and as additional insured under liability coverage.
Lessee shall pay all insurance premiums and shall deliver the policies or certificates of insurance to Lessor. Each insurer shall agree, by endorsement upon the policy issued by it or by separate instrument furnished to Lessor, that it will give Lessor not less than thirty (30) days written notice before the policy shall be altered or canceled. The proceeds of such insurance, at the option of Lessor, shall be applied (a) toward the replacement, restoration or repair of the Equipment or (b) toward payment of, the obligations of Lessee hereunder. Lessee hereby appoints Lessor its attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damage under any insurance policy.

          17. TAXES. Lessee shall keep the Equipment free and clear of levies, liens and encumbrances, and shall pay all license and registration fees, assessments, charges and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sales, possession or use of the Equipment, excluding, however, all taxes on or measured by Lessor's net income or franchise taxes of Lessor.

          18. LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee shall fail to duly and promptly perform any of its obligations under this Lease, Lessor may perform any act or make any payment which Lessor may deem necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance. All sums so paid or incurred by Lessor, together with interest as provided below, and any reasonable legal fees incurred by Lessor in connection therewith, shall be additional Rent under this Lease and payable by Lessee to Lessor on demand. All payments received by Lessor from Lessee shall be first applied by Lessor to the sums paid or incurred by Lessor as additional Rent, and the balance, if any, shall be applied to the payments of Rent. The performance of any act or any payment made by Lessor shall not be deemed a waiver or release by Lessor of any obligation or default of Lessee.

          19. LATE CHARGES. Should Lessee fail to promptly pay any Rent to be paid to Lessor under this Lease, then Lessee shall pay interest on such Rent from the due date at the rate of one and one-half percent (1-1/2%) per month for each month or portion of any month that said Rent remains unpaid, if not prohibited by law, otherwise at the highest lawful contract rate.

          20. INDEMNIFICATION. Lessee assumes liability for, and hereby agrees to indemnify, protect and hold harmless Lessor, its agents, employees, officers, directors, successors and assigns from any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorneys, fees, arising out of or connected with the use, condition (including, but not limited to, latent and other defects and whether or not discoverable by Lessee or Lessor), operation, ownership, selection, delivery, leasing or return of any item of Equipment.
The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease. Lessee is an independent contractor and nothing contained in this Lease shall authorize Lessee or any other person to operate any item of Equipment so as to incur or impose any liability or obligation for or on behalf of Lessor.

          21. ASSIGNMENT BY LESSEE. Neither this Lease nor any interest herein is assignable or transferable by operation of law, including but not limited to, the bankruptcy laws of the United States. Without the prior written consent of Lessor, Lessee shall not (a) assign, transfer, pledge or hypothecate this Lease, the Equipment or any part thereof, or any interest therein, (b) sublet or lend the Equipment or any part thereof, or (c) permit the Equipment or any part thereof to be used by anyone other than Lessee or Lessee's employees. Consent to any of the foregoing prohibited acts applies only in the given instance; and is not a consent to any subsequent like act by Lessee or any other person. Subject to the foregoing, this Lease inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

          22. ASSIGNMENT BY LESSOR. Lessor may assign this Lease and/or encumber the equipment, and said assignee may assign the same. All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, without notice to Lessee. If Lessor assigns this Lease or the Rent or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach or default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee shall excuse performance by Lessee of any provision hereof. No such assignee shall by obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease.

          In the event Lessor shall assign the Rent payment hereunder and written notice thereof is given to Lessee, Lessee agrees to unconditionally pay directly to any such assignee all Rent and other sums due or to become due under this Lease. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY DEFENSE, COUNTERCLAIM OR SET-OFF WHICH LESSEE MAY HAVE AGAINST THE LESSOR. Notwithstanding the foregoing, any such assignment (a) shall be subject to Lessee's right to possess and use the Equipment so long as Lessee is not in default under this Lease and (b) shall not release any of Lessor's obligations hereunder or any claim which Lessee has against Lessor.

         23. EVENTS OF DEFAULT. Lessee shall be in default under this Lease upon the happening of any of the following events or conditions ("Event of Default"):

                (a) Failure of Lessee to pay Rent or any other indebtedness or obligation now or hereafter owed by Lessee to Lessor under this Lease or any other agreement or document and the continuance of such default for ten consecutive days; or

               (b)  Failure of Lessee to perform any of the
               obligations, covenants or liabilities contained in this Lease or any other agreement or document with Lessor, and the continuance of such default for ten consecutive days; or

               (c) Any warranty, representation or statement made or furnished to Lessor by or on behalf of Lessee proves to have been false in any material respect when made or furnished; or

              (d) Loss, theft, damage, destruction, or the attempted sale or encumbrance by Lessee of any of the Equipment, or the making of any levy, seizure or attachment of the Equipment; or

            (e)  Dissolution, termination of  existence,
            discontinuance of business or insolvency of Lessee, or the appointment of a receiver, assignment for the benefit of creditors, or commencement of any proceeding under Title 11 of the United States Bankruptcy Code by or against Lessee.

           24.  REMEDIES OF LESSOR.   Upon the occurrence of any Event of
Default and at any time thereafter (subject to any applicable grace provisions) , Lessor may without any further notice to Lessee, in its sole discretion, exercise one or more or the following remedies:

            (a) Declare all unpaid Rent and all other sums due under this Lease to be immediately due and payable;

            (b) Terminate this Lease;

            (c) Take possession of any or all items of Equipment, wherever they may be located, without any court order other process of law, and Lessee hereby waives all damages occasioned by such taking of possession. Lessor's taking of possession shall not constitute a termination of this Lease unless Lessor expressly so notifies Lessee in writing;

            (d) Cause Lessee, at its expense, to promptly return the Equipment to Lessor;

            (e) Use, hold, sell, lease or otherwise dispose of the Equipment or any item thereof on the premises of the Lessee;

            (f) Sell or lease the Equipment or any part thereof, at public auction or by private sale, at such time or times and upon such terms as Lessor may determine, free and clear of any rights of Lessee, and notice which is required by law to be delivered by Lessor to Lessee with respect to such sale shall be delivered at least ten (10) days prior to the date of sales or lease and shall constitute reasonable notice to Lessee;

            (g) To sue for and recover all Rent and other sums then accrued or thereafter accruing with respect to the Equipment, including but not limited to any expenses paid or incurred by Lessor in connection with the repossession, holding, repair and subsequent sale, lease or other disposition of the Equipment, including reasonable attorneys' fees;

            (h) Offset any sums due Lessee from Lessor, including but not limited to all deposit or transaction account balances of Lessee with any banking entity affiliated by common ownership with Lessor, against all unpaid Rent and all other sums due under this Lease;

           (i) Exercise any and all rights accruing to a Lessor under any applicable law upon a default by a Lessee.

No right or remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy provided herein or by law or in equity, and all such remedies of Lessor are cumulative and may be exercised concurrently or separately, so long as the exercise of such rights and remedies of Lessor are consistent with the duty of the Lessor to mitigate its damages. No repossession sale or lease by Lessor of any item of Equipment shall bar an action for a deficiency as hereinafter provided and neither the bringing of an action nor the entry of judgement against the Lessee shall bar the Lessor's right to repossess any or all items of Equipment. In the event Lessor repossesses and sells or releases any item of Equipment, and the proceeds of such sale or lease exceed the amount of all indebtedness due and to become due under the terms of this Lease, all applicable late charges, and interest on such sums from the time of the Event of Default to the receipt of payment, then Lessor shall be entitled to retain all proceeds of such sale or lease in full satisfaction of the obligations of Lessee hereunder with respect to such items of Equipment. In the event Lessor repossesses and sells or releases any item of Equipment and the proceeds of such sale or lease are less than the amount of all indebtedness due and to become due under the terms of this Lease, including but not limited to all costs of resale or release, all taxes due or to become due, and all applicable late charges, costs or taxes due or to become due, and interest on such sums from the time of the Event of Default to the receipt of such proceeds, then Lessor shall be entitled to recover from the Lessee the deficiency, together with the interest on such deficiency at the rate of one and one-half percent (1-1/2%) per month for each month or portion of any month that said deficiency remains unpaid, if not prohibited by law, otherwise at the highest lawful contract rate.

       25. LESSOR'S EXPENSES. Lessee shall pay to Lessor all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions or provisions of this Lease.

      26. SEVERABILITY. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition and unenforceable without invalidating the remaining provisions hereof. To the extent permitted by applicable law, Lessee hereby waives any provision of Law which prohibits or renders unenforceable any provisions hereof in any respect.

      27. OFFSET. Lessee hereby waives any and all existing and further claims, and offsets, against any Rent or the sums due hereunder; and agrees to pay the Rent and other sums hereunder regardless of any offset or claim which may be asserted by Lessee or on its behalf.

      28. NONWAIVER. No covenant or condition of this Lease can be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply.

      29. ENTIRE AGREEMENT. This instrument and the Schedules constitute the entire agreement between Lessor and Lessee; no term or provision of this Lease shall be amended, altered or changed except by a written agreement signed by the parties hereto, except that Lessor may complete any descriptions of any of the Equipment on the appropriate Schedules after delivery thereof and Lessor may complete the date on which the rent set forth on the Schedules shall commence.

      30.  NOTICES.   Service of all notices under this Agreement shall be
sufficient if given personally or mailed to the party involved at its address stated forth herein, or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective and deemed to be delivered when deposited in the United States mail, duly addressed and with postage prepaid.

      31. CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the State of Delaware. The titles of the sections of this Lease are for convenience of the parties and shall not define or limit any of the terms or provisions hereof. Whenever the context of this Lease requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural; and whenever the word "Lessor" is used herein, it shall include all assignees of Lessor. If there is more than one Lessee named in this Lease, the liability of each shall be joint and several. Time is of the essence of this Lease in each and all of its provisions. The provisions of this Lease shall be binding upon, and inure to the benefit of, the assigns, representatives and successors of the Lessor and Lessee.


CONSECO INVESTMENT HOLDING          CONSECO, INC.
 COMPANY


By: /s/ MARK A. FERRUCCI            By: /s/ ROLLIN M. DICK
    ---------------------               --------------------
    President                           Executive Vice President

                                                                   SCHEDULE A

                                   FALCON 900B

AIRFRAME                                   ENGINES

SERIAL NUMBER:          127                GARRETT                TFE-731-5B
TIME SINCE NEW:      0  HOURS              TIME SINCE NEW:        0  HOURS
TOTAL CYCLES:        0  LANDINGS           TIME BETWEEN OVERHAUL: 4200 HOURS

APU MAKE:        GARRETT GTCP36-15OF       APU TIME:              0  HOURS



AVIONICS SYSTEMS

IRS:                    TRIPLE HONEYWELL LASER IRS'S WITH LASERTRACK
                               NAVIGATIONAL DISPLAY UNIT & CDI
AUTO PILOT:             DUAL HONEYWELL SPZ 8000 FLIGHT CONTROL SYSTEM
FMS:                    DUAL HONEYWELL FMZ-804 FLIGHT MANAGEMENT SYSTEM
                        1  EA HONEYWELL DL-900 DATA LOADER
GPS:                    1  EA HONEYWELL GLOBAL POSITIONING SYSTEM
AFIS:                   1  EA GLOBAL WULFSBERG AIRBORNE FLIGHT INFO. SYSTEM
RADAR:                  1  EA HONEYWELL PRIMUS 870 RADAR, WITH MULTI-FUNCTION
                             DISPLAY & SECOND CONTROLLER
LIGHTING SENSOR:        1  EA HONEYWELL LSZ-850 LIGHTNING SENSOR SYSTEM
AUDIO:                  DUAL BAKER M1045 FLIGHTDECK AUDIO SYSTEM
                        1  EA BAKER M2050C CABIN PA/ CHIME SYSTEM
COMM:                   DUAL COLLINS VHF-22A
NAV:                    DUAL COLLINS VIR-32, VOR/ILS/MARKER
ADF:                    DUAL COLLINS ADF-60B
DME:                    DUAL COLLINS DME-42
TRNS:                   DUAL COLLINS TDR-94D MODE S TRANSPONDER
HF:                     DUAL KING KHF-950
                        I  EA COLTECH CSD-714 SELCAL DECODER
RAD ALT:                1  EA HONEYWELL AA-300 RADIO ALTIMETER SYSTEM
TCAS II:                I  EA COLLINS TCAS-94 WITH ARINC CONTROL
ADS:                    DUAL HONEYWELL AZ-810 AIR DATA SYSTEMS
CLOCK:                  DUAL NAVITRON DIGITAL CLOCKS
STANDBY  INST.:         1 EA SMITH STANDBY MAGNETIC COMPASS
                        1 EA J.E.T. STANDBY HORIZON SYSTEM
                        1 EA SAFT - EMERGENCY POWER SYSTEM
ELT:                    1 EA DORNE MARGOLIN ELT
VOICE RECORDER:         1 EA FAIRCHILD A100A COCKPIT VOICE RECORDER
FLT DATA RECORDER:      1 EA FAIRCHILD F8OO FLIGHT DATA RECORDER
GROUND PROX:            1 EA SUNDSTRAND MK-V DIGITAL GROUND PROXIMITY WARNING
                             SYSTEM WITH WIND SHEAR DETECTION
AOA:                    1 EA TELEDYNE ANGLE OF ATTACK SYSTEM



ADDITIONAL EQUIPMENT

GLOBAL WULFSBERG FLITEFONE VI - WITH FOUR CABIN CONTROL UNITS
RACAL SATCOM SYSTEM CONNECTED TO FOUR CABIN CONTROL UNITS
RACAL FACSIMILE NEC I-300 - USE WITH SATCON
FLIGHTDECK CAMERA - AERIAL VIEW SYSTEMS
SONY AM/FM STEREO, MULTIPLE DISC CD PLAYER WITH WIRELESS REMOTE
SONY 13" COLOR MONITOR
SONY VHS VCR/TUNER
GALLEY MASTER SYSTEM
AIRSHOW 200

                                                  SCHEDULE B
                         Falcon 900 B Aircraft

                             Rent Schedule


  Capitalized Cost of Aircraft                    $24,641,400.00

  Lease Commencement Date                         October 6, 1993

  Lease Term                                      120 months

  Rant Paymout Dates                              Quarterly in Arrears
                                                  (Each Jan 6, April 6,
                                                  July 6 and Oct 6)

  First Rent Date                                 January 6, 1994

  Last Rent Date                                  October 6, 2003

  Lease Expiration Date                           October 6. 2003

  Lease Rate factor (as  % of                     2.5426%
    capitalized aircraft cost)


  Primary Hangar Location                         Indianapolis Int'l
                                                     Airport

                                  CORPORATE
                                   GUARANTY


General Electric Capital Corporation

1415 W. 22nd Street, Suite 800

Oak Brook, IL 60521

    To induce you to enter into an Interim Finance Agreement and Lease, with you as Lessor and Conseco Investment Holding Company as Borrower/Lessee, which documents were executed by Lessee on September 29, 1993 and October 6, 1993 respectively (collectively referred to as the "Lease") and covers the equipment described in the Lease and any schedule thereto, but without in any way binding you to enter into the Lease, the undersigned, for good and valuable consideration, does hereby guarantee to you, your successors and assigns, the due, regular and punctual payment of all sums as provided in the Lease, and any schedules thereto, whether it represents an original balance, a casualty or stipulated loss value, a balance reduced by part payment or a deficiency after sale of equipment or otherwise, and does hereby further guarantee that the Lessee will faithfully perform and fulfill all agreements and obligations provided in the Lease at the time and in the manner therein provided. Undersigned does hereby further guarantee to pay on demand all losses, costs, attorney's fees and expenses which may be suffered by you by reason of Lessee's default or default of the undersigned. Undersigned waives any and all impairment of its rights (including, but not limited to, the release of any obligor or collateral or any part thereof (with or without substitution), failure to perfect or maintain the perfection of any interest in any collateral or property, or failure to have title to the leased equipment) whether intentional or negligent, by operation of law or otherwise.

The undersigned agrees that nothing herein shall be deemed to render this Guaranty in any way conditional, or to require you first to seek or exhaust any remedy against Lessee, its successors or assigns, or any other person obligated or liable under said Lease, this Guaranty or any other instrument; and it is agreed that you may, upon default of Lessee, or at any time thereafter, make demand upon and receive payment of any sum or performance of any covenant or agreement hereunder guaranteed by the undersigned, with or without notice or demand for payment or performance by Lessee, its successors or assigns, or any other person.

  Notice of acceptance of this Guaranty and of any default by the Lessee or any other person is hereby waived. Presentment, protest and demand, and notice of protest, demand and dishonor of the Lease, and the exercise of possessory, collection or other remedies on the Lease, are hereby waived. Notice of adverse change in Lessee's financial condition or of any other fact which might materially increase the risk of the undersigned is also waived, and the undersigned agrees that you shall not be required to first foreclose, proceed against, or exhaust any collateral or security for any indebtedness or obligation hereby guaranteed, before requiring the undersigned to pay the full amount of the liability hereby created. Suit may be brought and maintained against the undersigned, at your election, without joinder of the Lessee or any other person as parties thereto. The extension of the time of payment or the renewal of the Lease or the extension of the time of performance of agreements or any other indulgence may be granted to the Lessee, its successors or assigns, or any other person, without notice to the undersigned, and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between the Lessee, its successors or assigns and shall be binding upon and shall not affect the liability of the undersigned. The undersigned's obligations hereunder shall in no way be affected or impaired by
(i) Lessee's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or similar proceedings affecting the Lessee or any of its assets, and (ii) the release of Lessee from any of its agreements contained in the Lease by operation of law or otherwise. The undersigned hereby waives all right to trial by jury in any litigation arising herefrom or in relation hereto, and agrees not to seek change of venue from any jurisdiction and court in which any action, proceeding or litigation is brought. The undersigned hereby waives exercise of possessory, collection, foreclosure or other remedies by you against Lessee, secondary obligors or collateral under the Lease. As used in this Guaranty, the word "person" shall include any individual, corporation or partnership, and refers to the undersigned and to anyone absolutely, contingently, partly or wholly liable for payment and/or performance of the Lessee's obligations being guaranteed hereunder. Any failure by you to exercise your rights hereunder shall not give rise to any estoppel against you, or excuse the undersigned from performing hereunder. Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

  This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by you, but as to all obligations of the Lessee, contingent or absolute, incurred up to the time of the receipt of such notice, this Guaranty shall be continuing and unconditional until the same are fully paid, performed and discharged. This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. In the event of default hereunder, you may at any time inspect undersigned's records, or at your option, undersigned shall furnish you with a current independent audit report.

  If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

  Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

  IN WITNESS WHEREOF, this Guaranty is executed this 6th day of October, 1993.


                                           Conseco, Inc.
                                           ------------------------------
                                             (Name of Corporation)

Attest: /s/ LAWRENCE W. INLOW              By: /s/ ROLLIN M. DICK
        -----------------------                ---------------------------

                            ASSIGNMENT AGREEMENT

   THIS ASSIGNMENT AGREEMENT is made as of the 25th day of October, 1993, between GENERAL ELECTRIC CAPITAL CORPORATION ("Assignor") and NATIONSBANC LEASING CORPORATION ("Assignee").

   Assignor has heretofore entered into that certain Aircraft Lease Agreement dated as of October 6, 1993 (the "Lease"), between Assignor, as lessor, and Conseco Investment Holding Company, as lessee ("Lessee"), providing for the leasing by Assignor to Lessee of one (1) 1993 Falcon 900B aircraft, SIN 127, FAA Registration N654CN (the "Aircraft"), together with three (3) Garrett model TFE-731-5B engines, S/N P101172C, P101175C and P101183C (collectively, the "Engines"). The Lease was filed for recording with the Federal Aviation Administration ("FAA") and recorded at the FAA Aircraft Registry on the date and assigned the conveyance number, as set forth on Schedule A hereto.

   Lessee has heretofore entered into that certain Sublease Agreement dated as of October 6, 1993 (the "Sublease"), between Lessee, as sublessor, and Conseco, Inc., as subleases (the "Sublessee"), providing for the subleasing of the Aircraft and the Engines from Lessee to Sublessee. All right, title and interest of Lessee in and to the Sublease has been assigned by Lessee to Assignor pursuant to that certain Sublease Consent Agreement dated as of October 6, 1993 (the "Sublease Consent"), by and among Assignor, Lessee and Sublessee. The Sublease and Sublease Consent were filed for recording with the FAA and recorded at the FAA Aircraft Registry on the date and assigned the conveyance number, as set forth on Schedule A hereto.

   Pursuant to that certain Master Assignment Agreement No. 2 and that certain Specification of Assigned Lease, each dated as of the date hereof, between Assignor and Assignee, all right, title and interest of Assignor in, to and under the Aircraft, the Engines, the Lease, the Sublease and the Sublease Consent, have been sold, assigned and conveyed to Assignee.

   The parties have executed this Assignment Agreement in connection with and further to evidence such sale, assignment and conveyance.

   NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   1. Effective from and after the date hereof, Assignor hereby irrevocably and unconditionally, sells, assigns and conveys to Assignee all right, title and interest of Assignor in, to and under the Aircraft, the Engines, the Lease, the Amendment, the Sublease and the Sublease Consent; and Assignee accepts such assignment.

   2. This Assignment Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to the conflict of laws principles of such State), including all matters of construction, validity and performance.

   3. This Assignment Agreement may be executed in any number of counterparts, each of which shall be an original, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

   IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed on their behalf as of the date first above written.

                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By:  /s/ STEPHEN E. WHITE
                                       -----------------------------
                                  Name:  Stephen E. White
                                  Title: Transaction and Syndication Sr. Mgr.

                                  NATIONSBANC LEASING CORPORATION

                                  By:  /s/ M. RANDALL ROSS
                                       -----------------------------
                                  Name: M. Randall Ross
                                  Title: Vice President

                    SCHEDULE A ASSIGNMENT AGREEMENT


1. Aircraft Lease Agreement and Sublease-Consent Agreement: recorded by the FAA on October 12, 1993, and assigned Conveyance No. Y38995

2. Sublease Agreement recorded by the FAA on October 12 1993, and assigned Conveyance No. Y38996.